UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

567 San Nicholas Drive, Suite 360 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 719-2200

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On October 26, 2006, The TriZetto Group, Inc., a Delaware corporation (“TriZetto”), PDM Acquisition Corp., a New York corporation and wholly owned subsidiary of TriZetto (“Merger Sub”), Plan Data Management, Inc., a New York corporation (“PDM”), and Stephen B.C. Jackson, as a representative of the PDM securityholders (the “Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into PDM, with PDM surviving, followed by a second merger in which TriZetto will cause PDM to be merged with and into a wholly owned subsidiary of TriZetto (the “Merger”).

Under the Merger Agreement, TriZetto will pay to PDM securityholders: (i) an aggregate payment of up to sixteen million dollars ($16,000,000) on the closing date, subject to reduction if certain revenue thresholds are not satisfied prior to closing, and (ii) aggregate payments of up to five million dollars ($5,000,000) on or before June 30, 2007, five million dollars ($5,000,000) on or before December 31, 2008, and eight million dollars ($8,000,000) on or before December 31, 2009, each subject to reduction if certain revenue thresholds are not satisfied during the applicable measurement period. Additional contingent consideration may be paid on June 30, 2009 if certain revenue thresholds are satisfied; provided, that in no event will the aggregate consideration of all payments exceed forty-two million dollars ($42,000,000). The merger consideration is also subject to adjustment based upon minimum cash and working capital balances. It is expected that fifty percent (50%) of each payment will be made in cash and fifty percent (50%) will be paid in shares of TriZetto common stock.

The Merger Agreement has been unanimously approved by the respective Boards of Directors of TriZetto, Merger Sub and PDM, and the shareholders of PDM. Consummation of the Merger is subject to customary closing conditions.

TriZetto will file a copy of the Merger Agreement as an exhibit to TriZetto’s next periodic report filed under the Securities Exchange Act of 1934, as amended. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 7.01 – Regulation FD Disclosure

On October 27, 2006, TriZetto issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by The TriZetto Group, Inc., dated October 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: November 1, 2006	By:	/s/ James C. Malone
James C. Malone
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by The TriZetto Group, Inc., dated October 27, 2006.